Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-6 Trust, Class A-1, Class A-2 and Class A-3
*CUSIP:    21988G866       Class     A-1
           21988GAG1       Class     A-2
           21988GAH9       Class     A-3

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending March 28, 2007.

INTEREST ACCOUNT
----------------

Balance as of          March 15, 2007.....                                                            $0.00
         Scheduled Income received on securities.....                                                 $0.00
         Unscheduled Income received on securities.....                                               $0.00

LESS:
         Distribution to Class A-1 Holders.....                                                      -$0.00
         Distribution to Class A-2 Holders.....                                                      -$0.00
         Distribution to Depositor.....                                                              -$0.00
         Distribution to Trustee.....                                                                -$0.00
Balance as of         March 28, 2007.....                                                             $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of         March 15, 2007.....                                                         $1,906.10
         Scheduled principal payment received on securities.....                                      $0.00
         3/27/2007 - Cash liquidation proceeds received on sale of $3,227,000 principal amount of securities at price $53.85 per $100 for
         distribution to Class A-1....                                                        $1,737,739.50
         3/27/2007 - Cash liquidation proceeds received on sale of $13,810,000 principal amount of securities at price $56.05 per $100 for
         distribution to Class A-1 and Class A-2....                                          $7,740,505.00

LESS:
       3/28/2007 - Distribution in-kind of $6,773,000 principal amount of
       securities to Class A-1 Holders of 1,443,733 certificates.....                                -$0.00
       3/28/2007 - Distribution of cash liquidation proceeds to Class A-1
       Holders of 679,900 units.....                                                         -$9,457,274.04
       3/28/2007 - Distribution in-kind of $3,634,000 principal amount of
       securities to Class A-2 Holders of $3,634,175 principal amount.....                              -$0
       3/28/2007 - Distribution of cash in lieu of fractional securities to
       certain Class A-1 and Class A-2 Holders.....                                             -$22,876.56
Balance as of         March 28, 2007.....                                                             $0.00

                  UNDERLYING SECURITIES HELD AS OF              March 28, 2007

  Principal Amount                Title of Security
     ---------                    -----------------

         $0            Delta Air Lines, Inc. 9.75% Debentures due May 15, 2021
                       *CUSIP:        247361WH7

         $0            Delta Air Lines, Inc. 8.30% Notes due December 15, 2029
                       *CUSIP:        247361YG7




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Effective with the completion of the distributions described above, the Class
A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates are null and void and the Corporate Backed Trust Certificates, 2001-6 Trust is terminated.
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U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.




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